Exhibit 10.36

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	20091425286	Pages:
[SEAL]	[BAR CODE]	0029
	Recorded/Filed in Official Records
	Recorder’s Office, Los Angeles County,
	California
	09/18/09 AT 08:00AM

FEES:	0.00
TAXES:	0.00
OTHER:	0.00
PAID:	0.00

[BAR CODE]

LEADSHEET

[BAR CODE]

200909180180006

00001216363

[BAR CODE]

002346527

SEQ:
03

DAR - Title company (Hard Copy)

[BAR CODE]

THIS FORM IS NOT TO BE DUPLICATED

[ILLEGIBLE]	T72

CHICAGO TITLE COMPANY

09/18/2009
RECORDING REQUESTED BY	[BAR CODE]
AND WHEN RECORDED MAIL TO:	*20091425286*

Munsch Hardt Kopf & Harr, P.C.
3800 Lincoln Plaza
500 N. Akard
Dallas, Texas 75201
Attention: Gregg Cleveland

(Space above this tine for Recorder’s use only)

SUBAREA “A” PARTIAL ASSIGNMENT OF OWNER PARTICIPATION AGREEMENT

AND CONSENT TO ASSIGNMENT

THIS SUBAREA “A” PARTIAL ASSIGNMENT OF OWNER PARTICIPATION AGREEMENT AND CONSENT TO ASSIGNMENT (this “Agreement”) is entered into as of this 17th day of September, 2009, by and between SF NO HO LLC, a California limited liability company (“Assignor”), BEHRINGER HARVARD NOHO, LLC, a Delaware limited liability company (“Assignee”) and THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, a public body, corporate and politic (the “CRA/LA”) with respect to that certain real property (the “Property”) described more fully in Exhibit “A” (Legal Description) attached hereto and incorporated herein by this reference. Assignor, Assignee and the CRA/LA shall hereinafter sometimes be referred to individually as a “Party” and collectively as the “Parties.”

SEE EXHIBIT A and “B”

RECITALS

WHEREAS, SL No Ho, LLC, a California limited liability company (“Developer”) and the CRA/LA entered into that certain Owner Participation Agreement dated as of March 5, 2002, as supplemented and amended by (i) that certain First Implementation Agreement dated as of November 18, 2002, (ii) that certain Second Implementation Agreement dated as of December 12, 2003 (the “Second Implementation”), (iii) that certain Third Implementation Agreement dated as of October 1, 2004, (iv) that certain Partial Assignment and Assumption Agreement dated as of December 18, 2003 from Developer to Assignor concerning Subarea A, (v) that certain Second Partial Assignment and Assumption Agreement dated as of October 1, 2004 from Developer to No Ho Lofts, LLC, a Delaware limited liability company (“Subarea B Assignee”) concerning Subarea B, (vi) that certain Third Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of January 9, 2007 from Subarea B Assignee to RedRock Noho Residential, LLC, a Delaware limited liability company and SMA SPE, LLC,  a Delaware limited liability company (collectively, “Subarea B-2 Assignee”), as tenants in common concerning Subarea B-2, (viii) that certain Fourth Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of August 3, 2007 from No Ho Lofts, LLC, a Delaware limited liability company to RedRock Noho Retail, LLC, a Delaware limited liability company (the “Subarea B-1 Assignee”), concerning Subarea B-l (ix) that certain Letter Agreement dated December 18, 2003 concerning the Los Angeles County Metropolitan Transportation Authority right of way realignment and exchange (the “First Letter Agreement”), (x) that certain Letter Agreement dated March 4, 2004 correcting certain obligations under Item 103.1 (e)(3) (the “Second Letter Agreement”), (xi) that certain Letter Agreement dated February 13, 2007 concerning certain construction obligations of Assignor, and

1

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Munsch Hardt Kopf & Harr, P.C.

3800 Lincoln Plaza

500 N. Akard

Dallas, Texas 75201

Attention: Gregg Cleveland

(Space above this line for Recorder’s use only)

SUBAREA “A” PARTIAL ASSIGNMENT OF OWNER PARTICIPATION AGREEMENT
AND CONSENT TO ASSIGNMENT

THIS SUBAREA “A” PARTIAL ASSIGNMENT OF OWNER PARTICIPATION. AGREEMENT AND CONSENT TO ASSIGNMENT (this “Agreement”) is entered into as of this 17 day of September, 2009, by and between SF NO HO LLC, a California limited liability company (“Assignor”). BEHRINGER HARVARD NOHO, LLC, a Delaware limited liability company (“Assignee”) and THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, a public body, corporate and politic (the “CRA/LA”) with respect to that certain real property (the “Property”) described more fully in Exhibit “A” (Legal Description) attached hereto and incorporated herein by this reference. Assignor, Assignee and the CRA/LA shall hereinafter sometimes be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SL No Ho, LLC, a California limited liability company (“Developer”) and the CRA/LA entered into that certain Owner Participation Agreement dated as of March 5, 2002, as supplemented and amended by (i) that certain First Implementation Agreement dated as of November 18, 2002, (ii) that certain Second Implementation Agreement dated as of December 12, 2003 (the “Second Implementation”), (iii) that certain Third Implementation Agreement dated as of October 1, 2004, (iv) that certain Partial Assignment and Assumption Agreement dated as of December 18, 2003 from Developer to Assignor concerning Subarea A, (v) that certain Second Partial Assignment and Assumption Agreement dated as of October 1, 2004 from Developer to No Ho Lofts, LLC, a Delaware limited liability company (“Subarea B Assignee”) concerning Subarea B, (vi) that certain Third Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of January 9, 2007 from Subarea B Assignee to RedRock Noho Residential, LLC, a Delaware limited liability company and SMA SPE, LLC, a Delaware limited liability company (collectively, “Subarea B-2 Assignee”), as tenants in common concerning Subarea B-2, (viii) that certain Fourth Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of August 3, 2007 from No Ho Lofts, LLC, a Delaware limited liability company to RedRock Noho Retail, LLC, a Delaware limited liability company (the “Subarea B-1 Assignee”), concerning Subarea B-l (ix) that certain Letter Agreement dated December 18, 2003 concerning the Los Angeles County Metropolitan Transportation Authority right of way realignment and exchange (the “First Letter Agreement”), (x) that certain Letter Agreement dated March 4, 2004 correcting certain obligations under Item 103.1 (e)(3) (the “Second Letter Agreement”), (xi) that certain Letter Agreement dated February 13, 2007 concerning certain construction obligations of Assignor, and

(xii) that certain Letter Agreement dated August 31, 2005 correcting Attachment 10 (collectively, the “OPA”).

WHEREAS, certain terms of the OPA are also reflected in the following documents recorded against the Property: (i) Agreement Containing Covenants Affecting Real Property/Affordability Covenants recorded as Document No. 03-3851364 in the records of the Los Angeles County Recorder’s office; and (2) Agreement Containing Covenants Affecting Real Property recorded as Document No. 03-3851365 in the records of the Los Angeles County Recorder’s office (collectively, the “Regulatory Agreements”).

WHEREAS, any capitalized terms not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the OPA.

WHEREAS, pursuant to the OPA: Developer (i) has certain rights to develop a mixed-use development in North Hollywood, California, known as NoHo Commons (the “Project”); and (ii) in consideration for Developer developing the Project in accordance with the CRA/LA’s guidelines and requirements, the CRA/LA will assist with financing for the Project by making available to Assignor certain CRA/LA subsidies and facilitating certain loans and grants.

WHEREAS, pursuant to that certain Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of December 18, 2003 (the “Subarea A Assignment”), Developer assigned to Assignor certain rights, duties and obligations relating to the construction, operation and maintenance of Subarea A.

WHEREAS, pursuant to that certain Second Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of October 1, 2004 (the “Subarea B Assignment”), Developer assigned to the Subarea B Assignee all of its rights, duties and obligations relating to the construction, operation and maintenance of Subarea B and the Subarea B Improvements.

WHEREAS, pursuant to the that certain Third Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of January 9, 2007 (the “Subarea B-2 Assignment”), the Subarea B Assignee assigned to the Subarea B-2 Assignee all of its rights, duties and obligations relating to the operation and maintenance of Subarea B-2 and the Subarea B-2 Improvements.

WHEREAS, pursuant to that certain Fourth Partial Assignment of Owner Participation Agreement and Consent to Assignment, dated as of August 3, 2007 (the “Subarea B-l Assignment”), the Subarea B Assignee assigned to the Subarea B-l Assignee all of its rights, duties and obligations relating to the operation and maintenance of Subarea B-l and the Subarea B-l Improvements.

WHEREAS, Assignor has agreed to transfer and convey to Assignee its fee interest in Subarea A together with those certain apartment buildings containing approximately 438 apartment units, and the other improvements, structures and fixtures placed, constructed or installed on Subarea A (collectively, the “Subarea A Improvements”) and to assign Assignor’s rights, duties and obligations under the OPA and Regulatory Agreements, with the exception of the Retained Obligations which are not being assigned hereunder, to Assignee which are specifically set forth on Exhibit “B” and relate solely to the operation and maintenance of Subarea A and the Subarea A Improvements (collectively, the “Assignee Property”), all subject to the terms and conditions of this Agreement.

WHEREAS, Developer, the Subarea B Assignee, the Subarea B-l Assignee and the Subarea B-2 Assignee shall retain all of the obligations contained in the OPA that do not relate to the Assignee Property, including without limitation all obligations relating to the Assignee Property that were retained by Developer pursuant to the Subarea A Assignment, Subarea B (including Subarea B-l and Subarea B-2), Subarea C, Subarea D, the Subarea B Improvements (including the Subarea B-l Improvements and the Subarea-B-2 Improvements), the Subarea C Improvements and the Subarea D Improvements (collectively, the “Non-Subarea A Obligations”) and Developer, the Subarea B Assignee, the Subarea B-l Assignee and the Subarea B-2 Assignee shall retain all of the rights contained in the OPA that do not relate to the Assignee Property, including without limitation all rights relating to Subarea B (including Subarea B-l and Subarea B-2), Subarea C, Subarea D, the Subarea B Improvements (including the Subarea B-l Improvements and the Subarea-B-2 Improvements), the Subarea C Improvements and the Subarea D Improvements (collectively, the “Non-Assigned Property”).

WHEREAS, Assignor and Assignee require CRA/LA’s execution of this Agreement as the CRA/LA’s acknowledgement and agreement of the matters set forth in this Agreement including, without limitation, those obligations and restrictions in the OPA which continue to attach to the Assignee Property as set forth in this Agreement and a release of the Assignee Property and the Assignee of all other obligations, restrictions and requirements described in the OPA.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                           Defined Terms. In addition to terms defined elsewhere herein, the following terms shall have the following respective meanings:

(a)                                     “Assigned Interests” means, only to the extent specifically set forth on Exhibit “B”, all of Assignor’s right, title and interest under the OPA and the Regulatory Agreements with respect to the ownership, operation and maintenance of the Assignee Property together with any and all benefits associated therewith which occur after the Effective Date. The Assigned Interests are specifically set forth on Exhibit “B”, attached hereto and incorporated herein by this reference, and it is the Parties intent that the Assigned Interests include all rights under the OPA and the Regulatory Agreements relating to the Assignee Property that are necessary for the Assignee Property to receive all of the benefits established in the OPA and the Regulatory Agreements for the Assignee Property, or that could reasonably be inferred to be an integral part of the benefits that are appurtenant to the Assigned Interests.

(b)                                    “Assumed Obligations” means those certain duties and obligations under the OPA and the Regulatory Agreements relating to the ownership, operation and maintenance of the Assignee Property specifically set forth as an obligation of Assignee on Exhibit “B” which occur after the Effective Date.

(c)                                     “Business Day” means any day on which banks are open to conduct business in the state of California.

(d)                                    “CRA/LA Audit” means that housing compliance audit currently being conducted by the CRA/LA in regards to the Property for compliance with the CRA/LA Housing Policy and/or the Housing Management Plan.

(e)                                     “Effective Date” means the date upon which fee title to the Assignee Property is conveyed to Assignee.

(f)                                       “HUD Loan” means the loan evidenced by and described in that certain Loan Agreement (Number 106620 of City Contracts) between the City of Los Angeles, as lender, and the CRA/LA, as borrower, relating to the Project, dated May 4, 2004, as assigned to and assumed by Developer pursuant to that certain Assignment and Assumption Agreement by and between the CRA/LA and Developer entered into as of August 27, 2004.

(g)                                    “Retained Obligations” means those certain obligations and duties of Assignor under the OPA relating to the acquisition and construction of the Assignee Property that are specifically set forth as an obligation of Assignor on Exhibit “C”.

ARTICLE II

ASSIGNMENT AND ASSUMPTION

Section 2.1                           Assignment. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in and to the Assigned Interests, without recourse, representation or warranty, which occur after the Effective Date, it being the intent of the Parties that all benefits including, without limitation, all subsidies and other payments, relating to periods of time after the Effective Date are assigned to Assignee and only those benefits including, without limitation, all subsidies and other payments, relating to periods of time prior to the Effective Date are retained by Assignor.

Section 2.2                           Acceptance and Assumption. Assignee hereby accepts the foregoing assignment and transfer from Assignor, and Assignee hereby assumes and agrees to perform all of the Assumed Obligations which occur after the Effective Date, and to be bound by, and to comply from and after the Effective Date with, all of the terms and provisions of the OPA and the Regulatory Agreements to the extent same relate to the Assigned Interests and the Assumed Obligations.

Section 2.3                           Effect of Assignment. From and after the Effective Date the Parties, by their execution of this Agreement, agree that: (a) Assignee shall be deemed a party to the OPA and any reference therein to “Developer” shall be deemed to refer to Assignee to the extent said reference relates to the Assigned Interests and/or the Assumed Obligations; (b) Assignor shall remain a party to the OPA solely with respect to the Retained Obligations and, except as set forth in Subsection 2.3(a) above, any reference to “Developer” shall be deemed to refer to Assignor, Developer, the Subarea B Assignee, the Subarea B-l Assignee or the Subarea B-2 Assignee, as the case may be; (c) Assignee shall be entitled to exercise and enforce all rights to the Assigned Interests under the OPA as if Assignee had been a signatory to the OPA or a beneficiary thereunder as of the date of its original execution and Assignor shall no longer have any entitlement thereto; (d) CRA/LA hereby releases Assignee, its successors and assigns and the Assignee Property from all obligations, restrictions and requirements contained in the OPA, except for compliance with the Assumed Obligations specified on Exhibit “B” from and after the Effective Date; and (e) Assignor is not released from and shall be responsible for the performance and satisfaction of the Retained Obligations and Assignee shall have no liability therefore; (f) CRA/LA hereby releases Assignor from all duties and obligations under the OPA and Regulatory Agreements which occur after the Effective Date and the obligations related to the Assignee Property assumed by Assignee as set forth on Exhibit “B” which occur after the Effective Date.

Section 2.4                           Consent to Amendment. Notwithstanding Section 2.3 above, from and after the Effective Date, any future amendment of the OPA which does not affect any of the Assignee Property, the Assigned Interests, or the Assumed Obligations shall not require the consent or signature of Assignee. In addition, from and after the Effective Date, the CRA/LA shall make a good faith effort to provide written notification to Lender (defined below and at the address below) at least ten (10) days prior to executing any proposed amendments or modifications to any of the provisions of the OPA which are binding on the Assignee Property. From and after the Effective Date, the CRA/LA agrees that any amendments or modifications to any of the provisions of the OPA which are binding on the Assignee Property shall not be binding on the Lender, unless the Lender has consented to such amendments or modifications, such consent not to be unreasonably withheld, delayed or conditioned.

Section 2.5                           Conflict of Terms. It is the intent of the Parties that this Agreement effect an assignment to Assignee of all of Assignor’s right, title and interest in and to the operation and maintenance of the Assignee Property under the OPA to the extent of the Assigned Interests and Assumed Obligations set forth on Exhibit “B”. Exhibit “B” is intended as an exhaustive list of all assigned rights, benefits and obligations. Therefore, notwithstanding the provisions set forth in Section 2.1 above, to the extent that a particular interest, obligation, or benefit under the OPA is expressly assigned or assumed, as applicable, in Exhibit “B”, such specific provision shall control over the general assignment language contained in Sections 2.1 and 2.2 above.

ARTICLE III

ASSIGNOR’S REPRESENTATION AND WARRANTY

Section 3.1                           No Default Under OPA. Assignor hereby represents and warrants to Assignee that, neither the Assignor nor, to the best of Assignor’s knowledge, the CRA/LA is in default of any of its obligations under the OPA or the Regulatory Agreements.

ARTICLE IV

CRA/LA CONSENT

Section 4.1                           Consent to Assignment. The CRA/LA acknowledges, consents and agrees to the allocation of obligations and benefits as set forth herein and shall not attempt to bestow any benefit upon Assignor under the OPA unless and only to the extent that such action is consistent with the allocation of such benefit as set forth in this Agreement. The CRA/LA consents to: (i) the assignment, transfer and/or hypothecation of Assignee’s interest in the Assignee Property and the OPA by Assignee to any lender including, without limitation Red Mortgage Capital, Inc., its successors and assigns pursuant to the Fannie Mae Delegated Underwriting and Servicing Program (collectively, the “Lender”) or is assignee or designee including, without limitation, any assignee or designee in lieu of foreclosure, without liability for any event of default under the OPA or the Regulatory Agreements first accruing or arising prior to Lender’s or its assignee’s or designee’s acquisition of the Assignee Property. The CRA/LA shall have the right to require any transferee of the Assignee Property to comply with the terms and obligations of the OPA and the Regulatory Agreements first accruing and arising during the transferee’s period of ownership in order for the transferee to enforce the benefits of, and the obligations of the CRA/LA under, the OPA relating to the Assignee Property.

Section 4.2                           No Breach of the Assumed Obligations. The CRA/LA hereby certifies to Assignor, Assignee and Lender that, subject to the findings of the CRA/LA Audit, Assignor (a) has performed and is in compliance in all material respects with its obligations under the OPA and the Regulatory Agreements, including the Retained Obligations, and (b) is not currently in default of any of its obligations under the OPA or the Regulatory Agreements, including the Retained Obligations. The CRA/LA acknowledges that Assignor and Assignee are entering into this Agreement in reliance upon said certification and that the CRA/LA shall hereafter be estopped from pursuing any rights or remedies against Assignee or Lender in connection with any alleged breach of an Assumed Obligation prior to the date hereof.

Section 4.3                           Waiver and Release of Claims.

(a)                     The CRA/LA hereby acknowledges and agrees that, from and after the Effective Date only, Assignee (and its successors) shall be responsible for compliance with (and the Assignee Property shall only be bound and encumbered by) only the Assumed Obligations which occur after the Effective Date and, from and after the Effective Date, the CRA/LA expressly, fully and forever releases and discharges Assignee and the Assignee Property from any and all losses, expenses, claims, costs, damages, debts, attorneys’ fees, actions, suits, judgments, awards, obligations and/or liabilities of any kind, whether foreseeable or unforeseeable, known or unknown, suspected or unsuspected, with respect to or in any way relating to or arising out of (i) the Non-Subarea A Obligations and the Non-Assigned Property, and (ii) any obligations under the OPA or the Regulatory Agreements which occurred prior to the Effective Date including, without limitation, the Retained Obligations; provided that nothing herein shall be deemed a release of Assignee from the Assumed Obligations.

(b)                    The CRA/LA hereby acknowledges and agrees that, from and after the Effective Date only, (i) Assignor (and its successors) shall not be responsible for any obligations under the OPA or the Regulatory Agreements which occur after the Effective Date except for the Retained Obligations that have not been fully performed by Assignor, and (ii) the CRA/LA expressly, fully and forever releases and discharges Assignor from any and all losses, expenses, claims, costs, damages, debts, attorneys’ fees, actions, suits, judgments, awards, obligations and/or liabilities of any kind, whether foreseeable or unforeseeable, known or unknown, suspected or unsuspected, with respect to or in any way relating to or arising out of the OPA or the Regulatory Agreements which occur after the Effective Date; provided that nothing herein shall be deemed a release of Assignor from the Retained Obligations that have not been fully performed by Assignor.

(c)                     The Parties acknowledge that the Property is currently being audited under the CRA/LA Audit and that the CRA/LA Audit may reveal violations of the OPA, including but not limited to the CRA/LA Housing Policy and/or the Housing Management Plan attached to the OPA. Notwithstanding anything to the contrary in this Agreement, the Parties do hereby acknowledge that this Waiver and Release of Claims does not extend to violations uncovered in the CRA/LA Audit and the Parties further agree to correct any violations uncovered by the CRA/LA Audit in a manner reasonably satisfactory to the CRA/LA.

(d)                    The Parties agree that the HUD Loan does not encumber the Assignee Property nor is the Assignee responsible for repayment of the HUD Loan and the Developer (as defined in the first Recital above) is solely responsible for repayment of the HUD Loan. The CRA/LA expressly, fully and forever releases and discharges, Assignor, Assignee and the Assignee Property from any remedies which might be construed as in any way relating to or arising out of a default of the HUD Loan under the OPA. The Parties agree that any default by Developer on the HUD Loan shall be interpreted as a Developer Event of Default pursuant to Section 1001.1 and Section I.E. of Attachment No. 8 of the OPA and shall have no affect whatsoever on the Assignee or the Assignee Property. The CRA/LA hereby acknowledges and agrees that in the event of such Developer Event of Default, the CRA/LA shall have no right against Assignor, Assignee or the Assignee Properly. Notwithstanding the foregoing, the CRA/LA acknowledges and agrees that, as set forth in Exhibit “B”, from and after the Effective Date, any and all payments set forth in Section I.A.2. of Attachment 8, as amended by Section 22 of the Second Implementation, which are allocated to Subarea A (each a “HUD Payment”) shall be paid to Assignee. Assignor and Assignee shall prorate the HUD Payment applicable to the CRA/LA Fiscal Year 2009-2010 between themselves.

Section 4.4                           No Cross Default. The CRA/LA hereby acknowledges that:

(a)                                     A default of any of the Assumed Obligations shall not be deemed a default of the Non-Subarea A Obligations and/or Retained Obligations, and vice versa.

(b)                                    In the event of a default of any of the Non-Subarea A Obligations, then the CRA/LA shall have no rights or remedies against Assignor, Assignee or the Assignee Property and, to the extent that such a default would entitle the CRA/LA to terminate the OPA, then the CRA/LA shall have no right to terminate the OPA to the extent it relates to Subarea A or the Subarea A Improvements, including without limitation, any of the Assigned Interests.

(c)                                     In the event of a default of any of the Retained Obligations, then the CRA/LA shall have no rights or remedies against Assignee or the Assignee Property and, to the extent that such a default would entitle the CRA/LA to terminate the OPA, then the CRA/LA shall have no right to terminate the OPA to the extent it relates to Subarea A or the Subarea A Improvements, including without limitation, any of the Assigned Interests.

Section 4.5                           Consent to Financing and Security Interest: The CRA/LA hereby acknowledges and agrees that Assignee, and any successors to Assignee, shall have the right, at any time and without notice to or the need for approval from CRA/LA, to encumber all or any portion of the Assignee Property.

Section 4.6                           Relinquishment of Right of Reverter. The right of reveller related to the Assignee Property reserved to CRA/LA under OPA Section 1002.3 and in the Grant Deed from CRA/LA and recorded as Instrument No. 03-3851362 on December 23, 2003, is hereby quitclaimed, waived, released and relinquished by the CRA/LA. The CRA/LA agrees to execute and deliver on or prior to the Effective Date a quitclaim of such right of reverter, and/or such other documentation evidencing the relinquishment of such right by the CRA/LA as Assignee or Assignee’s title company may reasonably require.

Section 4.7.                        Relinquishment of Option to Purchase. The option to purchase the Assignee Property reserved to CRA/LA under OPA Section 1004 and in the Grant Deed from CRA/LA and recorded as Instrument No. 03-3851362 on December 23, 2003, is hereby quitclaimed, waived, released and relinquished by CRA/LA. CRA/LA agrees on or prior to the Effective Date to execute and deliver a quitclaim of such option to purchase, and/or such other documentation evidencing the relinquishment of such option by CRA/LA as Assignee or Assignee’s title company may reasonably require.

Section 4.8                           Lender Reliance. Each Party hereto hereby acknowledges and agrees that any Lender shall have the right to rely on the contents and provisions of this Agreement and that such Lender will rely on such content and provisions in connection with its loan to Assignee.

Section 4.9                           Affordable Housing Subsidy. The CRA/LA acknowledges and agrees that (a) the Affordable Housing Subsidy in the Public-Private Feasibility Agreement (Attachment No. 8 to the OPA) with respect to Subarea A is assigned to Assignee and that CRA/LA will provide the Affordable Housing Subsidy payable for the Restricted Units provided on Subarea A to Assignee in accordance with the provisions of the OPA, (b) the amount of the Affordable Housing Subsidy is $1,988,276.24 per annum which amount shall be paid to the owner of Subarea A by September 30 of each year, (c) the Affordable Housing Subsidy is scheduled to be paid in twenty-one (21) equal annual installments beginning with the CRA/LA Fiscal Year 2008-2009 and continuing annually until the CRA/LA Fiscal Year 2028-2029, (d) the first installment of the Affordable Housing Subsidy was paid to Assignor on or about September 30, 2008 for the CRA/LA Fiscal Year 2008-2009, (e) the CRA/LA Fiscal Year is from July 1 to June 30 of each year, and (f) all other subsidies and payments set forth in the OPA with respect to Subarea A are, to the extent set forth in Exhibit “B”, assigned to Assignee. Assignor and Assignee shall prorate the Affordable Housing Subsidy applicable to the CRA/LA Fiscal Year 2009-2010 between themselves.

ARTICLE V

EFFECT OF ASSIGNMENT ON INTERPRETATION OF OPA

Section 5.1                           Interpretation of OPA. The Parties hereby acknowledge and agree that, from and after the Effective Date, certain rights, duties and obligations under the OPA shall be interpreted as follows:

(a)                                     The failure by Developer to commence or complete construction of any improvements on time (or at all) on the Non-Assigned Property shall not constitute a default on the part of Assignee and shall not affect Assignee’s right to any benefit that Assignee may otherwise be entitled to under the OPA.

(b)                                    With respect to the Assignee Property, the CRA/LA shall have no right pursuant Section 1003.3 of the OPA to terminate the OPA after the Effective Date of this Agreement.

(c)                                     The transfer of the Assignee Property to Assignee constitutes a “First Sale” pursuant to Section 605.3. l(c) of the OPA of the Subarea A Project Element, and that, upon payment by Assignor to the CRA/LA of the amount required by Section 605.3.1(a) of the OPA, if any, the Adjusted Project Costs shall be defined as the gross proceeds of the sale of the Assignee Property pursuant to Section 605.3. l(b) of the OPA.

(d)                                    The CRA/LA acknowledges that no payment is due the CRA/LA under Section 605.3.1(c) of the OPA.

(e)                                     Assignee shall be responsible only for the accuracy of those representations and warranties of the Developer under the OPA that relate to the Assignee Property from and after the Effective Date.

ARTICLE VI

INDEMNITIES

Section 6.1                           Assignor Indemnity. Subject to Section 6.3, below, but without limiting the provisions of Section 4.3 or Section 5.1 hereof, Assignor hereby agrees to indemnify, defend and hold harmless Assignee and Assignee’s officers, directors, trustees, shareholders, members, partners, employees, beneficiaries, representatives, managers, agents and controlling persons (collectively the “Indemnified Parties”) from and against any and all expenses, losses, claims, damages and liabilities (including without limitation reasonable attorneys’ fees and expenses) caused by, or in any way resulting from or relating to, a breach by Assignor of any Assigned Interests or Assumed Obligation prior to the Effective Date and a breach by Assignor of any Retained Obligation.

Section 6.2                           Assignee Indemnity. Subject to the provisions of Section 6.3, below, but without limiting the provisions of Section 4.3 or Section 5.1 hereof, Assignee hereby agrees to indemnify, defend and hold harmless Assignor and Assignor’s officers, directors, trustees, shareholders, members, partners, employees, beneficiaries, representatives, managers, agents and controlling persons (also collectively the “Indemnified Parties”) from and against any and all expenses, losses, claims, damages and liabilities (including without limitation reasonable attorneys’ fees and expenses) caused by, or in any way resulting from or relating to, a breach by Assignee of any Assigned Interests or Assumed Obligations on or after the Effective Date.

Section 6.3                           Indemnification Procedures. The respective obligations of Assignor and Assignee under Section 6.1 and Section 6.2, above, shall be subject to the following terms and conditions:

(a)                                     As soon as reasonably possible, but no later than thirty (30) days following an Indemnified Party’s receipt of notice of any claim or other matter that may give rise to indemnification under this Agreement (each a “Claim”), said Indemnified Party shall notify in writing the Party responsible for the applicable indemnification obligation (the “Indemnifying Party”) of such Claim. The Indemnifying Party shall undertake the defense of the Claim with legal representation of the Indemnifying Party’s choice but reasonably satisfactory to the Indemnified Party. The notice required by this Section 6.3(a) shall state the nature and basis upon which indemnification is sought. Failure of the Indemnified Party to give the notice required by this Section 6.3(a) within the applicable time period shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Indemnified Party except to the extent the Indemnifying Party is prejudiced thereby. All costs and expenses of such defense (including reasonable fees of counsel) and any settlement or compromise resulting from the defense of any claim or other matter that may give rise to indemnification under this Agreement that has been consented to by the Indemnified Party shall be paid for by the Indemnifying Party, provided that the Indemnifying Party’s obligation to indemnify such Indemnified Party with respect to any such settlement or compromise shall be fully satisfied by the payment by the Indemnifying Party of the amounts called for by such settlement or compromise and any such settlement or compromise approved by the Indemnified Party shall include a complete release of such Indemnified Party.

(b)                                    In the event that the Indemnifying Party fails to undertake the defense of a Claim or advises the Indemnified Party of its intention not to defend a Claim, the Indemnified Party will (upon further written notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of said Claim on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall reimburse the Indemnified Party for any and all reasonable, third-party, out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred by the Indemnified Party for the defense, compromise or settlement of said Claim.

(c)                                     Any judgment, award, settlement or compromise of any Claim, the defense of which has been undertaken by the Indemnifying Party, shall be solely for the payment of money and shall be binding on the Indemnified Party, and the amount of such judgment, award, settlement or compromise shall be prima facie evidence of the amount (together with all amounts in respect of costs and expenses referred to in Section 6.3(a), above) which the Indemnifying Party is obligated to indemnify the Indemnified Party under this Agreement with respect to any Claim. In the event of payment by the Indemnified Party of any amount subject to indemnification under this Agreement that neither the Indemnifying Party nor the Indemnified Party elect to contest or defend as above provided, the actual amount of such payment shall be prima facie evidence of the amount (together with all amounts in respect of costs and expenses referred to in Section 6.3(a), above) which the Indemnifying Party is obligated to indemnify the Indemnified Party under this Agreement with respect to that payment.

(d)                                    In the event so requested by the Indemnifying Party, the Indemnified Party shall use its reasonable best efforts to make available all information and assistance reasonably required in the defense by the Indemnifying Party of any Claim.

(e)                                     Any and all claims made by Assignor or any Indemnified Party under Section 6.2 above shall be subject and subordinate to the rights and liens of any bona fide third party beneficiary of a deed of trust encumbering the Assignee Property.

ARTICLE VII

MISCELLANEOUS

Section 7.1                           Further Assignment of Assigned Interests. The CRA/LA acknowledges that, from and after the Effective Date, Assignee may sell, assign, transfer, encumber or grant to any third parties any rights, duties or interests in the Assigned Property without the prior written consent of the CRA/LA.

Section 7.2                           Receipt of Further Payments. If Assignor receives, after the Effective Date, any payments or benefits on account of any Assigned Interests, Assignor shall promptly notify Assignee thereof, hold such amounts in trust for Assignee, and promptly (but in no event later than thirty (30) days after Assignor’s receipt thereof) turn over such amounts in full to Assignee or as Assignee may direct, in the same or equivalent form received, without recourse, representation or warranty of Assignor.

Section 7.3                           Survival. All representations, warranties, covenants and agreements made by the Parties hereunder shall be considered to have been relied upon by the Parties and shall survive the execution, delivery and performance of this Agreement and all other documents contemplated herein.

Section 7.4                           Successors and Assigns. This Agreement, including, without limitation, the representations, warranties, covenants and agreements contained herein (a) shall inure to the benefit of and be enforceable by the Parties and their respective permitted successors, assigns and transferees, and (b) shall be binding upon and enforceable against the Parties and their respective successors, assigns and transferees.

Section 7.5                           Further Assurances. Each of the Parties agrees to execute and deliver, or cause to be executed and delivered, all such instruments, and to take all such action, as the other Parties may reasonably require in order to effectuate the intent and purposes of, and to carry out the terms of, this Agreement.

Section 7.6                           Costs and Expenses. Except as otherwise expressly provided herein, Assignor and Assignee shall each bear its own costs and expenses (including but not limited to attorneys’ fees and expenses) in connection with the negotiation and preparation of this Agreement.

Section 7.7                           Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one Agreement binding on all of the Parties. Any signature delivered by facsimile or telecopier shall be deemed to constitute an original signature hereto.

Section 7.8                           Amendments; Waivers.

(a)                                     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by all the Parties, and no waiver of any provision of this Agreement, nor consent to any departure by a Party therefrom, shall be effective unless it is in writing and signed by the other Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)                                    No failure on the part of any Party to excuse, and no delay in exercising any right hereunder or under any related document shall operate as a waiver thereof by such Party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein and in other related documents (i) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, and (ii) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Parties or any other entity.

Section 7.9                           Governing Law. This Agreement shall be governed by and construed under, and the obligation of the Parties hereunder shall be determined in accordance with, the laws of the State of California (without regard to any conflict of laws provisions thereof).

Section 7.10                     Notices. All demands, notices, requests, consents and communications required hereunder or under the OPA shall be in writing and shall be deemed to have been duly given if personally delivered by courier service or messenger, sent by overnight delivery service, or facsimile transmission, or deposited in the mails, by certified or registered mail, postage prepaid, return receipt requested, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing:

To Assignee:	Behringer Harvard Multifamily OP I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Mark Alfieri
469/341-2471
214/655-1610 (FAX)

With a copy to:	Munsch Hardt Kopf & Harr, P.C.
3800 Lincoln Plaza
500 N. Akard
Dallas, Texas 75201
Attention: Gregg Cleveland
214/855-7537
214/978-4364 (FAX)

To Assignor:	SF No Ho LLC
c/o Fairfield Residential LLC
5510 Morehouse Dr., Suite 200
San Diego, California 92121
Attn: Gino A. Barra
(619) 457-2123
(619) 457-3982 (FAX)
email: gbarra@ffres.com

With a copy to:	Meltzer, Purtill & Stelle LLC
1515 East Woodfield Rd., Second Floor
Schaumburg, Illinios 60173-5431
Attn: Michael J. Wolfe
(847) 330-6052
(847) 330-1231 (FAX)
email: mwolfe@mpslaw.com

To the CRA/LA:	To the address provided for notices to the CRA/LA under the OPA.

All demands, requests, consents, notices and communications shall be deemed to have been received if addressed in the same manner described above (i) at the time of actual delivery thereof if delivered by hand, by courier service or by facsimile transmission, or (ii) if sent by overnight delivery service, then one (1) Business Day after deposit thereof with such delivery service, or (iii) if sent by certified or registered mail, then three (3) Business Days after certification or registration thereof.

Section 7.11                     Integration. This Agreement, together with the OPA, and any exhibits attached hereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no representations, warranties or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.

Section 7.12                     Severability. If any provision of this Agreement or any other agreement or document delivered in connection herewith, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or un enforceability, but the invalidity or un enforceability of that provision shall not affect the validity or enforceability or any provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or un enforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

Section 7.13                     Captions and Headings. The section captions and headings in this Agreement are for convenience of reference only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

Section 7.14                     Agreement Effective. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall become effective only upon and simultaneous with, the transfer of the Property from Assignor to Assignee by recorded deed.

[The remainder of this page has been intentionally left blank
Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

“ASSIGNOR”:

SF NO HO LLC, a California limited liability company

By:	FF CALIFORNIA HOUSING FUND LLC,
a Delaware limited liability company
	Its:	Manager

	By:	FF PROPERTIES, INC.,
a Delaware corporation

		By:	/s/ Gino A. Barra
Gino A. Barra
Vice President

“ASSIGNEE”:

BEHRINGER HARVARD NOHO, LLC, a Delaware
limited liability company

By:	/s/ Mark T. Alfieri

Print:	Mark T. Alfieri

Title:	COO

[Signatures continue on the following page.]

The State of Texas	§
§
County of Dallas	§

BEFORE ME, the undersigned authority, on this day personally appeared Mark T. Alfieri, Chief Operating Officer, of Behringer Harvard NOHO, LLC, a Delaware limited liability company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said limited liability company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the 14th day of September, 2009.

/s/ Linda K. Perkins
Notary Public
Linda K. Perkins

Seal:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of San Diego

On September 15, 2009 before me, Shannyn Daye Henkel, Notary Public,
Date	Here insert Name and Title of the Officer

personally appeared	Gino A. Barra
Name(s) of Signer(s)
,

[SEAL]

Place Notary Seal Above

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Shannyn Daye Henkel
Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:
Document Date:	Number of Pages:
Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:
☐	Individual
☐	Corporate Officer — Title(s):
☐	Partner — ☐ Limited ☐ General	RIGHT THUMBPRINT
☐	Attorney in Fact	OF SIGNER
☐	Trustee	Top of thumb here
☐	Guardian or Conservator
☐	Other:

Signer Is Representing:

Signer’s Name:
☐	Individual
☐	Corporate Officer — Title(s):
☐	Partner — ☐ Limited ☐ General	RIGHT THUMBPRINT
☐	Attorney in Fact	OF SIGNER
☐	Trustee	Top of thumb here
☐	Guardian or Conservator
☐	Other:

Signer Is Representing:

© 2007 National Notary Association • 9350 De Soto Ave., P.O. Box 2402 • Chatsworth, CA 91313-2402 • www.NationalNotary.org Item # 5907 Reorder: Call Toll-Free 1-800-876-6827

“THE CRA/LA”

THE COMMUNITY REDEVELOPMENT AGENCY OF
THE CITY OF LOS ANGELES, a public body, corporate and
politic

By:	/s/ Authorized Signatory
Print:	Authorized Signatory
Its:	Regional Administrator

APPROVED AS TO FORM:

CARMEN A. TRUTANICH,

CITY ATTORNEY

By:	/s/ Authorized Signatory 9/14/09
Assistant/Deputy City Attorney

APPROVED AS TO FORM:

By:	/s/ Authorized Signatory
Agency Special Counsel

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF Los Angeles

On September 15, 2009 before me, Shannyn Daye Henkel, Notary Public
Name and Title of the Officer e.g. “JANE DOE, NOTARY PUBLIC”

personally appeared	Margarita Hernandez Escontrias
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct

WITNESS my hand and official seal.

/s/ Shannyn Daye Henkel
SIGNATURE OF NOTARY

[SEAL]

-OPTIONAL SECTION-
CAPACITY CLAIMED BY SIGNER

Though statute does not require the Notary to fill in the date below, doing so may prove invaluable to persons relying on the document.

☐ INDIVIDUAL

☐ CORPORATE OFFICER(s)

TITLE(s)

☐ PARTNERS(S	☐ LIMITED
☐ GENERAL

☐ ATTORNEY-IN-FACT

☐ TRUSTEE(S)

☐ GUARDIAN/CONSERVATOR

☐ OTHER:

SIGNER IS REPRESENTING
NAME OF PERSON(S) OR ENTITY(IES)

OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:	Title or Type of Document: .

Number of Pages: Date of Document: .
Though the data requested here is not required by law, it could
prevent fraudulent reattachment of this form.	Signer(s) Other Than Named Above:

EXHIBIT “B”

Assigned Interests and Assumed Liabilities

(See Attached)

EXHIBIT “B” TO SUBAREA “A” PARTIAL ASSIGNMENT OF OWNER
PARTICIPATION AGREEMENT AND CONSENT TO ASSIGNMENT

Supplementary Comments to Assigned Interests

The Assigned Interests and Assumed Obligations shall include any and all rights, duties and obligations of the Developer under those Sections of the OPA and those Paragraphs of that certain First Letter Agreement and the Second Letter Agreement, but only to the extent said Sections relate to, apply to, or involve the ownership, operation and maintenance of Subarea A and the Subarea A Improvements:

102(a)
103.1	Assumed only to the extent necessary to confirm the Agency’s right to pre-approve tenants pursuant to Section 103.1 of the OPA shall not apply to residential tenants of Subarea A.
103.1(a)	Assumed only to the extent necessary to confirm construction of 438 units and associated parking allowed.
103.1(e)(l)
103.1(e)(4)

See also Section 6 of the Second Implementation Agreement. Assignor assigns to Assignee the unpaid Housing Subsidy for Subarea A payable to the Developer by the Agency, which has been calculated by the Agency to be $1,988,276.24 per annum in accordance with the calculations set forth in Section 103.1(e)(4). The Housing Subsidy is separately performed for Subareas A and B-2. The annual payments of the Housing Subsidy are scheduled to terminate at the end of Agency Fiscal Year 2028-2029.

104
105
106
106.2
Article 2
302
308.1

Assumed only to the extent necessary to confirm the representations and warranties and assume the obligations of Developer under the second, third and fourth paragraphs only of Section 308.1 of the OPA which relate solely to the Assignee Property from and after the Effective Date, shall be deemed to have been made and assumed by Assignee only after

4

the Effective Date, and Assignor shall have no responsibility or liability therefore, except to the extent Assignor made any such representations and warranties or assumed any such obligations before the Effective Date for which Assignor shall remain solely liable. Further, only to the extent it is applicable, Assignee shall assume only (i) the right to the Agency’s reimbursement obligation in the fifth paragraph of Section 308.1, as it relates to the Assignee Property and (ii) the remainder of the fifth paragraph of Section 308.1 only in the event of construction by Assignee on the Assignee Property after the Effective Date.

308.2
316.1
318.5
319

Assumed only to the extent necessary to confirm the Release of Construction Covenants is conclusive evidence of the satisfactory Completion of the construction for Subarea A and the termination of all construction covenants.

509

Assumed only to the extent necessary to confirm that the representations and warranties of Developer under Section 509 of the OPA which relate only to the use and operation of the Assignee Property by the Assignee from and after the date of this Agreement, shall be deemed to have been made by Assignee only after the date of this Agreement, and Assignor shall have no responsibility or liability therefore, except for representations and warranties made by Assignor prior to the date of this Agreement for which Assignee shall have no responsibility or liability.

601.2	Assumed only to the extent necessary to confirm that the Agency has certified the Project Costs which pertain to the annual return shortfall and annual agency participation payments.
602
603
605.1
605.2
605.3
605.4
702.7

801.1.2	Assumed only to the extent it applies to the operation and use of the Assignee Property from and after the date of this Agreement.
801.1.5
801.1.6
801.1.8	Assumed only to the extent necessary to confirm that a coordinated Signage Plan may be independently prepared and implemented for Subarea A, on the one hand, and Subareas B and C, on the other hand.
801.1.10
801.1.11
801.1.12
801.1.14
801.2
802
803.1
803.2
804.2
1001.1
1001.2
1002
1002.1
1002.2
1101 through 1109
1110	Assignee makes the representations and warranties in Paragraphs 1 thru 5 as of the Effective Date only
1111 through 1124
1126
1127	Assignee only assumes this section for purposes of establishing the “Date of the Agreement”
Attachment No. 2
Attachment No. 3
Attachment No. 8

The payment rights from the Agency in Sections IA, IB, ID, IE, VI and VII with respect to Subarea A are assigned to Assignee. In addition, the payment rights under Section II with respect to the (Affordable Housing Subsidy) with respect to the Restricted Units provided on Subarea A are assigned.

Attachment No. 10
First Implementation Agreement
l.a

2.a

Second Implementation Agreement
1
2
6

See 103. l(e)(4), above. Assignor assigns to Assignee the unpaid Housing Subsidy for Subarea A payable to the Developer by the Agency, which has been calculated by the Agency to be $1,988,276.24 per annum in accordance with the calculations set forth in Section 103.1(e)(4). The Housing Subsidy is separately performed for Subareas A and B-2. The annual payments of the Housing Subsidy are scheduled to terminate at the end of Agency Fiscal Year 2028-2029.

17	Assignee only assumes the rights to the credit allocated to Subarea A.
22	Assignee only assumes the rights to the payments and credits under Sections 1.A.2, 1.A.3, and l.B as allocated to Subarea A.
23	Assignee only assumes the rights to the credit allocated to Sublease A.
24
First Letter Agreement
6
7
9
10
Second Letter Agreement

Except as otherwise expressly provided in this Agreement including, without limitation, Sections 4.6 and 4.7, Assignee acknowledges that it is acquiring the Property subject to the following covenants and restrictions:

1. Agreement Containing Covenants Affecting Real Property (Affordability Covenants) by and between SF NO HO, LLC and The Community Redevelopment Agency of the City of Los Angeles dated December 18, 2003 and recorded against the Property on December 23, 2003 as Instrument No. 03-3851364.

2. Grant Deed from The Community Redevelopment Agency of the City of Los Angeles to SF No Ho, LLC dated December 19, 2003 and recorded against the Property on December 23, 2003 as Instrument No. 03-3851362.

3. Agreement Containing Covenants Affecting Real Property by and between the Community Redevelopment Agency of the City of Los Angeles and SF No Ho, LLC dated December 19, 2003, recorded against the Property on December 23, 2003 as Instrument No. 03-3851365.

EXHIBIT “C” TO SUBAREA “A” PARTIAL ASSIGNMENT OF OWNER PARTICIPATION
AGREEMENT AND CONSENT TO ASSIGNMENT

Retained Obligations

101
103.2
107
301
303
303.1
303.2
303.3
303.4
303.5
303.6
304
305
306
306.1
306.2
306.3
306.4
306.5
307
308.1	Paragraphs 1 and 6 only
309
310.1
310.2
312
313
314
315
317
318
318.1
318.2

1

318.2.1
318.2.2
318.2.3
318.2.4
318.3
318.4
401.2
401.3
406.2
601.1
701
702.1
702.2
702.3
702.5
702.6
703.1
703.2
703.3
703.4
703.5
801.1.1
801.1.7
801.1.9
801.1.13
804.1
1002.3
1003.1
1004
1004.1
1004.2
1004.3
1004.4
1005
1125

2

Attachment No. 7
Attachment No. 9
Attachment No. 11
Attachment No. 12

First Implementation Agreement
3
4

Second Implementation Agreement
7	Assignee retains only the obligations in the first paragraph which were assumed by Assignor
9
10
11	See Section 310.1.
12
13
16
18
19
21

Letter Agreement
5
8
9

3